Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-105699 and 333-121662 on Form S-3 and
No. 333-60762 on Form S-8 of our report dated April 29, 2005, relating to management’s report on the effectiveness of internal control over financial reporting appearing in this Amendment No. 1 to Annual Report on Form 10-K of ATP Oil & Gas Corporation and Subsidiaries for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas

April 29, 2005